Exhibit 99.1
AirSculpt Technologies Announces Third Quarter 2023 Results and Reaffirms 2023 Guidance
MIAMI BEACH, Fla., November 9, 2023 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the third quarter ended September 30, 2023.

•Cases increased 19.0% over the prior year period to 3,426
•Revenue increased 20.3% over the prior year to $46.8 million
•Net loss of $(1.7) million for the quarter compared to $(7.4) million in the prior year period
•Diluted loss per share for the quarter of $(0.03)
•Diluted adjusted net income per share for the quarter of $0.05
•Opened facilities in San Jose, CA and Raleigh, NC
"I am pleased with our performance for the third quarter reflecting a 20% year over year increase in total revenue and a 5.3% increase in same store sales growth,” said Todd Magazine, Chief Executive Officer of AirSculpt. "We are pleased to see a return to same store growth, which further supports the demand for AirSculpt procedures. With the openings of centers in San Jose, CA, and Raleigh, NC, we have now opened five new centers in 2023, the highest number in a single year in our company's history. Importantly, all five new centers are performing in line or above our original expectations. As announced previously, we have a robust pipeline of de novo centers, which will include at least six openings in 2024."
Third Quarter 2023 Results
Case volume was 3,426 for the third quarter of 2023, representing growth of 19.0% over the prior year period case volume of 2,879. Revenue for the third quarter of 2023 increased by 20.3% to $46.8 million from $38.9 million in the prior year period. Net loss for the quarter was $(1.7) million compared to $(7.4) million in the prior year period. The Company’s adjusted EBITDA for the quarter was $9.1 million compared to $8.1 million for the prior year period, reflecting a 12.2% growth rate. For the three months ended September 30, 2023 and 2022, pre-opening de novo and relocation costs were $0.5 million and $1.1 million, respectively.
Year to Date 2023 Results
Case volume was 11,252 for year to date 2023, representing growth of 15.7% over the prior year case volume of 9,726. Revenue for 2023 increased by 15.8% to $148.3 million from $128.1 million in the prior year period. Year to date net income/(loss) for 2023 increased to $0.1 million compared to a net loss of $(7.5) million from the prior year period. For the nine months ended September 30, 2023, the Company’s adjusted EBITDA was $33.1 million compared to $31.0 million for the prior year period. For the nine months ended September 30, 2023 and 2022, pre-opening de novo and relocation costs were $3.3 million and $3.2 million, respectively.
2023 Outlook
The Company reaffirms full year 2023 revenue and adjusted EBITDA guidance as follows:
•Revenues of approximately $196 million
•Adjusted EBITDA of at least $45 million
•Adjusted EBITDA to cash flow from operations conversion ratio of approximately 65% (1)
•Five new center openings
Pre-opening costs are projected to be approximately $5 million for the full year 2023. The Company opened two additional centers in the third quarter of 2023 bringing the total of new openings to five and achieving the full year target for center openings. For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
(1) Calculated as cash flow from operating activities divided by Adjusted EBITDA.

Liquidity
As of September 30, 2023, the Company had $8.7 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. During the quarter, the Company voluntarily made a $10.0 million prepayment on its outstanding term loan debt to further strengthen its balance sheet. The Company generated $0.6 million and $19.1 million in operating cash flow for the three and nine months ended September 30, 2023, compared to $0.3 million and $17.8 million for the same periods of 2022.
Conference Call Information
AirSculpt will hold a conference call today, November 10, 2023 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13741347 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6

The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.elitebodysculpture.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt Technologies, please visit the Company's website at https://investors.elitebodysculpture.com. AirSculpt Technologies uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt Technologies is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is an experienced, fast-growing national provider of body contouring procedures delivering a premium consumer experience under its brand, Elite Body Sculpture. At Elite Body Sculpture, we provide custom body contouring using our proprietary AirSculpt® method that removes unwanted fat in a minimally invasive procedure, producing dramatic results. It is our mission to generate the best results for our patients.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they were made, and we are under no duty to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$46,793	$38,892	$148,309	$128,090
Operating expenses:
Cost of service	18,175	14,888	56,144	47,042
Selling, general and administrative	25,030	23,397	76,805	73,574
Depreciation and amortization	2,629	1,994	7,479	5,842
Loss/(gain) on disposal of long-lived assets	4	(12)	(198)	215
Total operating expenses	45,838	40,267	140,230	126,673
Income/(loss) from operations	955	(1,375)	8,079	1,417
Interest expense, net	1,836	1,770	5,462	4,821
Pre-tax net (loss)/income	(881)	(3,145)	2,617	(3,404)
Income tax expense	786	4,232	2,522	4,083
Net (loss)/income	$(1,667)	$(7,377)	$95	$(7,487)

Income/(loss) per share of common stock
Basic	$(0.03)	$(0.13)	$0.00	$(0.13)
Diluted	$(0.03)	$(0.13)	$0.00	$(0.13)
Weighted average shares outstanding
Basic	56,785,087	55,640,154	56,661,903	55,640,154
Diluted	56,785,087	55,640,154	58,329,685	55,640,154

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	September 30, 2023	December 31, 2022
Balance Sheet Data (at period end):
Cash and cash equivalents	$8,660	$9,616
Total current assets	16,410	16,676
Total assets	$204,123	$200,759

Current portion of long-term debt	$2,125	$2,125
Deferred revenue and patient deposits	1,562	2,358
Total current liabilities	19,793	22,318
Long-term debt, net	70,603	81,420
Total liabilities	$119,932	$129,993

Total stockholders’ equity	$84,191	$70,766

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$635	$329	$19,090	$17,807
Investing activities	(2,116)	(4,587)	(8,092)	(10,726)
Financing activities	(10,638)	(23,395)	(11,954)	(24,828)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Other Data:
Number of facilities	27	20	27	20
Number of total procedure rooms	57	43	57	43

Cases	3,426	2,879	11,252	9,726
Revenue per case	$13,658	$13,509	$13,181	$13,170
Adjusted EBITDA (1) (3)	$9,075	$8,085	$33,143	$31,004
Adjusted EBITDA margin (2)	19.4%	20.8%	22.3%	24.2%
(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended September 30, 2023 and 2022, pre-opening de novo and relocation costs were $0.5 million and $1.1 million, respectively. For the nine months ended September 30, 2023 and 2022, pre-opening de novo and relocation costs were $3.3 million and $3.2 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Same-center Information (1):
Cases	2,994	2,879	9,434	9,462
Case growth	4.0%	N/A	(0.3)%	N/A
Revenue per case	$13,679	$13,507	$13,194	$13,142
Revenue per case growth	1.3%	N/A	0.4%	N/A
Number of facilities	20	20	18	18
Number of total procedure rooms	43	43	38	38

(1) For the three months ended September 30, 2023 and 2022, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since July 1, 2022. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since July 1, 2022.

For the nine months ended September 30, 2023 and 2022, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since January 1, 2022. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since January 1, 2022.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net income/(loss) excluding depreciation and amortization, net interest expense, income tax expense/(benefit), restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, and equity-based compensation.
We define Adjusted Net Income as net income/(loss) excluding, restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss)/income	$(1,667)	$(7,377)	$95	$(7,487)
Plus
Equity-based compensation	4,492	7,370	13,483	21,961
IPO related costs	—	—	—	731
Restructuring and related severance costs	995	108	4,300	838
Depreciation and amortization	2,629	1,994	7,479	5,842
Loss/(gain) on disposal of long-lived assets	4	(12)	(198)	215
Interest expense, net	1,836	1,770	5,462	4,821
Income tax expense	786	4,232	2,522	4,083
Adjusted EBITDA	$9,075	$8,085	$33,143	$31,004
Adjusted EBITDA Margin	19.4%	20.8%	22.3%	24.2%

For the three months ended September 30, 2023 and 2022, pre-opening de novo and relocation costs were $0.5 million and $1.1 million, respectively. For the nine months ended September 30, 2023 and 2022, pre-opening de novo and relocation costs were $3.3 million and $3.2 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss)/income	$(1,667)	$(7,377)	$95	$(7,487)
Plus
Equity-based compensation	4,492	7,370	13,483	21,961
IPO related costs	—	—	—	731
Restructuring and related severance costs	995	108	4,300	838
Loss/(gain) on disposal of long-lived assets	4	(12)	(198)	215
Tax effect of adjustments	(751)	(770)	(2,079)	(1,770)
Adjusted net income/(loss)	$3,073	$(681)	$15,601	$14,488

Adjusted net income/(loss) per share of common stock (1)
Basic	$0.05	$(0.01)	$0.28	$0.26
Diluted	$0.05	$(0.01)	$0.27	$0.26
Weighted average shares outstanding
Basic	56,785,087	55,640,154	56,661,903	55,640,154
Diluted	58,954,829	55,640,154	58,329,685	55,744,603
(1)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
investors@elitebodysculpture.com

Media Contact
Stephanie Evans Greene
Chief Marketing Officer
AirSculpt Technologies, Inc.
sevansgreene@elitebodysculpture.com